Exhibit 10.1

Confidential SEPARATION Agreement and Release

THIS SEPARATION AGREEMENT AND RELEASE (this “Separation Agreement”) is entered into by and between CECO Environmental Corp., a Delaware corporation (the “Company”), and Edward J. Prajzner (“Employee”).

WITNESSETH

WHEREAS, Employee is currently employed by the Company as Executive Vice President, Corporate Development;

WHEREAS, Employee and the Company are currently parties to an Agreement Relating to Inventions, Confidential Information and Post-Employment Restrictions (the “Restrictive Covenant Agreement”) (attached hereto as Exhibit A);

WHEREAS, it has been determined that Employee’s employment with the Company will terminate on the Separation Date (as defined below); and

WHEREAS, in conjunction with this separation of employment, the Company and Employee desire to enter into an agreement setting forth the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Employee hereby agree as follows:

1.Termination of Employment.  Pursuant to this Separation Agreement, the effective date of Employee’s separation of employment will be July 21, 2017 (the “Separation Date”).  Employee recognizes that Employee will be removed from the Company’s payroll and Employee’s employment relationship with the Company will terminate for all purposes on the Separation Date.  Further, Employee hereby resigns, effective as of the Separation Date, from all other positions, committees, including the Company’s 401(k) committee and offices, if any, that Employee holds with the Company or any of its subsidiaries or affiliates.

2.Severance Compensation.  In exchange for Employee’s release of claims and other commitments set forth in this Separation Agreement, the Company will (A) pay Employee an amount equal to $150,000 (the “Salary Continuation”), less applicable federal, state and local taxes and any other mandatory or employee-authorized payroll deductions, payable in substantially equal installments over a period of six months following the Separation Date in accordance with the Company’s normal payroll practices; and (B) subject to Employee’s timely election of COBRA coverage under the Company’s medical, dental, vision and prescription drug plans in which Employee (and Employee’s eligible dependents, if applicable) participated as of the Separation Date, the Company will pay 100% of the COBRA premiums on behalf of Employee (and Employee’s eligible dependents, if applicable) for up to six months following the Separation Date; provided, that the payment of such COBRA premiums will cease as of the date Employee becomes covered by group health insurance in connection with new employment.  The Company’s payment of COBRA premiums will be taxable income for Employee.  The first installment of Salary Continuation will be made on the first payroll date to occur after the thirtieth (30th) day after the Separation Date (the “First Payment Date”), and will include all payments of Salary Continuation that otherwise would have been made prior to the First Payment Date during the thirty-day period following the Separation Date.  Employee expressly acknowledges that Employee is not otherwise entitled to the compensation outlined in the first paragraph of this Paragraph 2 and that such compensation serves as adequate consideration for Employee’s release of claims and other commitments set forth in this Separation Agreement.  Employee acknowledges that he is not entitled to, nor shall he accrue or be eligible for, compensation of any nature other than that set forth in this Paragraph 2 from the Company, including, without limitation, any salary, pay, benefits or consideration, as of the Separation Date based upon his prior employment with the Company.  The Company will not be obligated to pay to Employee the Salary Continuation and the COBRA premiums set forth in this paragraph unless and until Employee executes and does not revoke this Agreement in accordance with Paragraph 14 herein.

Notwithstanding the foregoing, in addition to Employee's final regular payroll disbursement for work performed through the Separation Date, Employee will be paid for any unused accrued vacation days/paid time off as of the Separation Date, in accordance with Company policy.  Payment for unused earned vacation days/paid time off is subject to applicable state, federal or any other mandatory or employee-authorized deductions.

           Notwithstanding anything in the applicable Restricted Stock Units Agreement to the contrary, the 3,125 Restricted Stock Units that were scheduled to vest on September 4, 2017 shall vest on the Effective Date.  Further, nothing herein shall alter Employee's right to be indemnified as an officer or director of the Company (or any of its subsidiaries) pursuant to the Director and Officer Indemnification Agreement, dated as of May 12, 2016 or the constituent documents of the Company and/or its subsidiaries.

3.Restrictive Covenants.  In executing this Separation Agreement, Employee hereby reaffirms and agrees to be bound by Employee’s confidentiality, non-competition, non-solicitation and other obligations under the Restrictive Covenant Agreement.  Notwithstanding anything in this Separation Agreement or the Restrictive Covenant Agreement to the contrary, nothing herein or therein prevents Employee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.

A.)Communication of Contents of Agreement.  Notwithstanding Paragraph 8 below, for three years after the Separation Date, Employee shall communicate the contents of the Restrictive Covenant Agreement to any person, firm, association, partnership, corporation or other entity that Employee intends to be employed by, associated with or represent.

B.)Cessation of Payment Obligations.  It is expressly understood that the Company’s payment obligations under Paragraph 2 of this Separation Agreement shall immediately cease in the event that Employee breaches any of Employee’s obligations under this Paragraph 3.

4.Release in Full of All Claims.  In exchange for the consideration set forth herein, Employee, for himself, his agents, attorneys, heirs, administrators, executors, assigns, and other representatives, and anyone acting or claiming on his or their joint or several behalf, hereby releases, waives, and forever discharges the Company and all of its parent entities, subsidiaries, and affiliates, as well as all related companies, partnerships, affiliated entities or joint ventures and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this paragraph, and their successors (the “Releasees”), from any and all known and unknown claims, causes of action, demands, grievances, debts, obligations, injuries, damages, costs, expenses, liabilities, or other losses that in any way arise from, grow out of, or are related to Employee’s employment with the Company or any of its affiliates and subsidiaries or the termination thereof (the “Claims”).  Employee acknowledges that the Claims released under this paragraph might arise under many different foreign, domestic, national, state, or local laws (including statutes, regulations, other administrative guidance, and common law doctrines), including, but not limited to, the following:

A.)Claims for breach of contract, whether express, implied or implied-in-fact, and for promissory estoppels and/or detrimental reliance;

B.)Claims under or pursuant to the Americans with Disabilities Act (ADA), as amended, the Age Discrimination in Employment Act (ADEA), as amended, the Older Worker Benefit Protection Act (OWBPA), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the United States Presidential Executive Orders 11246 and 11375, 42 U.S.C. § 1981, as amended, 42 U.S.C. § 1985, the Immigration Reform and Control Act of 1986, as amended, the Employee Retirement Income Security Act of 1974 (ERISA), the Family Medical Leave Act (FMLA), as amended, the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act (WARN), the Genetic Information Nondiscrimination Act (GINA), the Fair Labor Standards Act (FLSA), as amended, the Fair Credit Reporting Act, the Occupational Safety & Health Act (OSH Act), the Uniformed Services Employment and Reemployment Rights Act (USERRA), as amended, the Employee Polygraph Protection Act (EPPA), as well as any other federal law, statute, ordinance, rule, regulation, or executive order relating to employment and/or discrimination in employment, and/or any Claims to attorneys’ fees or costs thereunder;

C.)Claims under or pursuant to the Pennsylvania minimum wage laws, the Pennsylvania Wage Payment and Collection Act, the Pennsylvania Equal Pay Law, the Pennsylvania Human Rights Act, any state or local family and/or medical leave laws, as well as any other state or local law, statute, ordinance, rule, regulation, or executive order relating to employment and/or discrimination in employment, and/or any Claims to attorneys’ fees or costs thereunder; and

D.)Claims for discrimination, wrongful discharge, retaliatory discharge, negligent or intentional infliction of emotional distress, interference with contractual relations or prospective economic advantage, personal, emotional or physical injury, fraud, defamation or damage to business or personal reputation, libel, slander, negligent or intentional misrepresentation, violation of public policy, invasion of privacy, intentional torts, gross negligence, negligent hiring, negligent retention, whistleblowing, breach of implied covenant of good faith or any other statutory or common law theory of recovery.

Notwithstanding the foregoing, the Company acknowledges and agrees that this Separation Agreement in no way alters Employee’s rights to any benefits to which he is entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or his rights, if any, under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA).  Nothing contained herein shall be construed to prohibit Employee from filing a charge with the United States Department of Labor, the United States Equal Employment Opportunity Commission or the National Labor Relations Board or participating in investigations by these entities.  However, Employee acknowledges that the release he executes herein waives his right to seek or accept individual remedies or monetary damages in any such action or lawsuit arising from such charges or investigations, including but not limited to, back pay, front pay, or reinstatement, except with respect to any recovery under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002.  Employee further agrees that if any person, organization, or other entity should bring a claim against the Releasees involving any matter covered by this Separation Agreement, Employee will not accept any personal relief in any such action, including damages, attorneys’ fees, costs, and all other legal or equitable relief.  Employee agrees that no fact, event, circumstance, evidence or transaction, which could now be asserted or which may hereafter be discovered, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Nothing herein prevents Employee from instituting any action to enforce the terms of this Separation Agreement.  The Company and Employee further agree that the release in this Paragraph 4 shall not apply to any claims which may not, as a matter of law, be released.

5.No Claims Filed.  Employee affirms that, as of the date of execution of this Separation Agreement, he has filed no lawsuit, charge, claim or complaint with any governmental agency or in any court against the Company or the Releasees.

6.Employment Reference.  For purposes of inquiries from prospective employers, the Company agrees to provide neutral employment information such as Employee’s dates of employment, job title(s) and salary.  All inquiries from prospective employers shall be directed to the Chief Human Resources Officer of the Company.

7.Return of Company Property.  Employee agrees that, on or before the Separation Date, Employee will return to the Company all property of the Company in Employee’s possession, including, without limitation, all records, paper and electronic files, documents, software programs, and copies thereof, pertaining to the business of the Company, which records, files, documents and programs may constitute trade secrets and proprietary information belonging solely to the Company.  Employee may not retain copies of any such records, files, documents or programs, and hereby relinquishes and assigns to the Company any and all rights, if any, that Employee may have in any such records, files, documents or programs.

8.Nondisclosure of Terms.  Except as expressly provided otherwise in this Separation Agreement, Employee agrees that the existence, terms and conditions of this

Separation Agreement, and any and all underlying communications and negotiations in connection with or leading to this Separation Agreement, are and shall remain confidential.  Except as set forth in the Restrictive Covenant Agreement, Paragraph 3 of this Separation Agreement or as expressly set forth in this Paragraph 8, Employee shall not disclose the existence or terms of this Separation Agreement in whole or in part to any individual or entity without prior written consent of the Company.

Employee agrees that Employee will not disclose the existence or terms of this Separation Agreement to any person except (i) to members of Employee’s immediate family and Employee’s professional advisors, who shall be advised of this confidentiality provision, (ii) to the extent required by a final and binding court order or other compulsory process, and (iii) to any federal, state, or local taxing authority.  Upon Employee’s receipt of any order, subpoena or other compulsory process demanding production or disclosure of this Separation Agreement, Employee agrees that Employee will promptly notify the Company in writing of the requested disclosure, including the proposed date of the disclosure, the reason for the requested disclosure, and the identity of the individual or entity requesting the disclosure, at least ten (10) business days prior to the date that such disclosure is to be made or immediately upon receipt of the requested disclosure.  Employee agrees not to oppose any action that the Company might take with respect to any such requested disclosure.  Employee further agrees to instruct Employee’s counsel not to disclose to any person or entity, including potential or existing clients, the existence or terms of this Separation Agreement.  If Employee breaches Employee’s promise of confidentiality contained in this Paragraph 8, Employee agrees to pay the Company as liquidated damages immediately and upon demand, any and all amounts paid to Employee under this Separation Agreement.  Employee agrees that this sum represents fair and reasonable liquidated damages, since the amount of actual damages to the Company in the event of such breach is uncertain.

9.Nondisparagement.  Employee agrees that Employee shall not talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the Company or the Releasees or any aspect of Employee’s employment with the Company.  Further, Employee shall not make or authorize to be made any written or oral statement that may disparage or damage the reputation of the Company or the Releasees.

10.Future Cooperation.  Employee agrees that Employee will fully cooperate with the Company in effecting an orderly transition of Employee’s duties and in ensuring that the business of the Company is conducted in a professional, positive and competent manner.  Employee agrees that Employee shall, without any additional compensation, respond to reasonable requests for information from the Company regarding matters that may arise in the Company’s business.  Employee further agrees to fully and completely cooperate with the Company, its advisors and its legal counsel with respect to any litigation that is pending against the Company and any claim or action that may be filed against the Company in the future.  Such cooperation shall include making Employee available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, and providing advice to the Company in preparing defenses to any pending or potential future claims against the Company.  The Company agrees to pay/reimburse Employee for any approved travel expenses incurred as a result of Employee’s cooperation with the Company, provided that Employee submits acceptable documentation of all such expenses.

11.Assistance to Others.  Employee agrees not to assist or cooperate, in any way, directly or indirectly, with any person, entity or group (other than the Equal Employment Opportunity Commission (EEOC) or other governmental agency) involved in any proceeding, inquiry or investigation of any kind or nature against or involving the Company or any of its Releasees, except as required by law, subpoena or other compulsory process.

Moreover, to the maximum extent allowable by law, Employee agrees that to the extent Employee is compelled to cooperate with such third parties, Employee shall disclose to the Company in advance that Employee intends to cooperate and shall disclose the manner in which Employee intends to cooperate.  Further, to the maximum extent allowable by law, Employee agrees that within three (3) days after such cooperation, Employee will meet with representatives of the Company and disclose the information that Employee provided to the third party.  This subparagraph is to be broadly construed and is to include conversations, informal comments, confirmations, suggestions or advice of any type to third parties, their counsel or their advisors.  Further, if Employee is legally required to appear or participate in any proceeding that involves or is brought against the Company or the Releasees, Employee agrees to disclose to the Company in advance what Employee plans to say or produce and otherwise cooperate fully with the Company or the Releasees.

12.Arbitration and Damages in Case of Breach.  Any and all disputes arising out of or in any way relating to this Separation Agreement shall be submitted to binding arbitration before a panel mutually agreed to by the parties and conducted in accordance with the Rules of the American Arbitration Association.  Any breach of this Separation Agreement by Employee or the Company shall entitle the other party to recover (i) any and all amounts paid pursuant to this Separation Agreement, plus (ii) any actual damages that the Company or Employee can establish resulted or will result from such breach, upon a showing to a binding arbitration panel mutually agreed to by the parties and conducted in accordance with the Rules of the American Arbitration Association.  The costs of any such proceeding, including reasonable attorneys’ fees, shall be paid by the non-prevailing party.  This Paragraph 12 shall not apply to any claim filed by Employee with the Equal Employment Opportunity Commission (EEOC) or other governmental agency, including an action concerning the enforceability of this Separation Agreement.

13.No Admission of Wrongful Conduct.  Employee hereby acknowledges and agrees that, by the Company providing the consideration described above and entering into this Separation Agreement, the Company and the Releasees are not admitting any unlawful or otherwise wrongful conduct or liability to Employee or Employee’s heirs, executors, administrators, assigns, agents, attorneys, or other representatives.

Likewise, the Company hereby acknowledges and agrees that, by Employee providing the consideration described above and entering into this Separation Agreement, Employee is not admitting any unlawful or otherwise wrongful conduct or liability to the Company or the Releasees.

Employee and the Company further understand and agree that this Separation Agreement shall not be admissible as evidence in any court or administrative proceeding, except that either party may submit this Separation Agreement to any appropriate forum in the event of an alleged breach of this Separation Agreement or a claim by either party concerning the enforceability or interpretation of this Separation Agreement.

14.ADEA/OWBPA Waiver & Acknowledgment.  Insofar as this Separation Agreement pertains to the release of Employee’s Claims, if any, under the Age Discrimination in Employment Act, Employee, pursuant to and in compliance with the rights afforded Employee under the Older Workers Benefit Protection Act: (a) is hereby advised to consult with an attorney before executing this Separation Agreement; (b) is hereby afforded twenty-one (21) days to consider this Separation Agreement; (c) may rescind this Separation Agreement any time within the seven (7) day period following Employee’s execution of the Separation Agreement; (d) is hereby advised that this Separation Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired; and (e) is hereby advised that he is not waiving claims that may arise after the date on which he executes the Separation Agreement.  If this Separation Agreement is revoked within the revocation period, the Company shall have no obligation under this Separation Agreement.  In order for any revocation to be effective, it must be delivered in a written instrument signed by Employee and received by Stefanie G. Box, General Counsel, CECO Environmental Corp, 14651 N. Dallas Parkway, Suite 500 Dallas Texas, 75254, by 5:00 p.m. eastern time on the seventh (7th) day following the date on which he signs the Separation Agreement.  If this Separation Agreement is not revoked within the revocation period, this Separation Agreement will be effective and enforceable on the date immediately following the last day of the seven (7) day revocation period (the “Effective Date”).  The offer to enter into this Separation Agreement shall remain open for twenty-one (21) days, after which time it shall be withdrawn.

15.Taxes.  The Company may withhold from any amounts payable under this Separation Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.  Notwithstanding any other provision of this Separation Agreement, the Company shall not be obligated to guarantee any particular tax result for Employee with respect to any payment provided to Employee hereunder, and Employee shall be responsible for any taxes imposed on Employee with respect to any such payment.

16.Reemployment or Future Association.  Employee hereby agrees that Employee shall not seek reinstatement or apply for future employment with the Company or any of its affiliates and subsidiaries; and should Employee apply for reinstatement or re-employment in violation of this paragraph, neither the Company nor any of its affiliates and subsidiaries shall incur any liability by virtue of its or their refusal to hire Employee or consider Employee for employment.

17.Governing Law.  This Separation Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the Commonwealth of Pennsylvania.

18.Severability.  Should any provision of this Separation Agreement be declared or be determined by any court to be invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said invalid part, term or provision shall be deemed not to be part of this Separation Agreement.  The waiver of a breach of any of the provisions of this Separation Agreement shall not operate or be construed as a waiver of any other provision of this Separation Agreement or a waiver of any subsequent breach of the same provision.

19.Voluntary Execution.  Employee acknowledges that Employee is executing this Separation Agreement voluntarily and of Employee’s own free will and that Employee fully understands and intends to be bound by the terms of this Separation Agreement.  Further, Employee acknowledges that Employee received a copy of this Separation Agreement on July 17, 2017 and has had an opportunity to carefully review this Separation Agreement with Employee’s attorney prior to executing it or warrants that Employee chooses not to have Employee’s attorney review this Separation Agreement.

20.No Assignment of Claims.  Employee hereby represents and warrants that Employee has not previously assigned or purported to assign or transfer to any person or entity any of the claims or causes of action herein released.

21.Effective Date.  This Separation Agreement will not become effective until the eighth (8th) day after Employee executes this Separation Agreement.

22.Fees and Costs.  The Company and Employee will each bear their own attorney’s fees and costs in connection with drafting and negotiation of this Separation Agreement.  In the event that any party to this Separation Agreement initiates legal action in any court or adjudicative body to enforce any provision of this Separation Agreement, or initiates legal action based upon the breach of any provision of this Separation Agreement by any other party, the prevailing party in any such legal proceeding shall recover, in addition to any legal or equitable relief otherwise available under applicable law, reasonable costs and expenses (including attorneys’ fees) incurred in connection with the prosecution or defense of any such legal action.

23.Entire Agreement.  This Separation Agreement, including Exhibit A, constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Separation Agreement, and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, and there are no other written or oral agreements, understandings or arrangements except as set forth herein.  Any amendments, additions or other modifications to this Separation Agreement must be set forth in writing, signed by both parties, and subject to approval by the Company’s Board of Directors in order to be binding.

24.Successors and Assigns.  This Separation Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party.  Employee hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided such transferee or successor assumes the liabilities of the Company hereunder.

25.Counterparts.  This Separation Agreement may be executed in separate counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

READ THIS AGREEMENT CAREFULLY AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT:  IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.  IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD AFFORDED BY PARAGRAPH 14 AND YOU SHOULD CONSULT AN ATTORNEY.

[Signature Page Follows]

IN WITNESS WHEREOF, Employee and a duly authorized representative of the Company hereby certify that they have read this Separation Agreement in its entirety and voluntarily executed it, as of the date set forth under their respective signatures.

Edward J. Prajzner	CECO Environmental Corp.

By:/s/ Hilliary Jeffries
/s/ Edward J. Prajzner	Name: Hilliary Jeffries
Title: Chief Human Resources and Administration Officer

7/21/2017	7/31/2017
Date	Date

Exhibit A

Agreement Relating to Inventions, Confidential
Information and Post-Employment Restrictions
With Employment At Will Acknowledgment

I, Edward E. Prajzner, the undersigned, hereby enter into this Agreement with Met-Pro Corporation and each of its divisions, affiliates, successors and assigns (hereinafter referred to as the “Company”).  In consideration of my employment by Met-Pro Corporation, (hereinafter referred to as the Company), and in consideration of the salary, wages and benefits, as well as the information and training received by me from the Company during my employment, I hereby agree as follows:

1.No Disclosure of Protected Information.  I agree to make available to the Company all knowledge possessed by me relative to any processes, methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable, which concern in any way the business of the Company, whether acquired by me before or during the term of this employment, provided, that nothing herein shall be construed as requiring any disclosure where the process, method, development, invention and/or improvement is lawfully protected from disclosure as a trade secret of a third party or by any other lawful bar to such disclosure.

2.Ownership of Developments and Cooperation.  Any processes, methods, developments, inventions and/or improvements, whether patentable or unpatentable, which I may conceive of or make solely or jointly with others, relating to the Company’s business or any part thereof, while in its employ and any sales literature, price lists or customer lists received by or compiled by me during my employ hereunder shall be and remain the property of the Company.  I agree to promptly communicate and disclose all such processes, methods, developments, inventions and/or improvements to the Company and to execute and deliver to it any instruments deemed necessary by the Company to affect the disclosure and assignment thereof to it.  I also agree on request, and at the expense of the Company, to execute patent applications based on such processes, methods, developments, inventions and/or improvements, including any other instruments deemed necessary by the Company for the prosecution of such patent application or the application of Letters of Patent in the United States or any other country and for the assignment to the Company of any patent which may be issued.  The Company shall indemnify and hold me harmless from any and all costs, expenses, liabilities or damages sustained by me by reason of having made such application or being granted such patent.

3.Presumption of Ownership.  I agree that inventions or improvements which I may disclose to anyone within one (1) year after the termination of employment with the Company, or for which I may file an application for Letters of Patent within one (1) year after

_______/s/ Edward J. Prajzner 4/16/2012_______ Initials & Date (Employee)

_______/s/ Amy Covely_4/17/2012______ Initials & Date (Company Representative)

Confidentiality Agreement – Revised 2/10/2012

termination of employment with the Company, shall be presumed to have been made during my period of employment hereunder, except that if I in fact conceive and make such invention or improvement after termination of my employment with the Company, as clearly shown and established by suitable tangible evidence (e.g. dated and witnessed drawings, notes, etc.), then such invention or improvement shall belong to me and shall be my sole property or property of my assignee.  I agree to promptly and completely disclose in writing to the Company all developments which I make during the one year immediately following the end of employment with the Company, which relate to my work at the Company or the Company’s Confidential Information, for the purposes of determining the Company’s rights in each such development.

4.Confidential Information.  I recognize and acknowledge that by reason of my employment by and service to the Company, I will have access to and will continue to have access to trade secrets and other confidential and proprietary information of the Company and its affiliates including, without limitation, information and knowledge pertaining to developments, inventions, discoveries, improvements, research, designs, innovations, plans, products, services, manufacturing, packaging, advertising, distribution and sales methods and systems, customer information and lists, pricing, suppliers and others who have business dealings with the Company and its affiliates (“Confidential Information”).  I acknowledge that such information is a valuable and unique asset of the Company and agree that I will not, either during my employment with the Company, or after my employment has terminated (whether voluntary or not, whether with or without cause) disclose any such Confidential Information to anyone other than an officer, director, employee, attorney or authorized agent of the Company (except as my duties in the employment by the Company require), without prior written authorization by the Company, unless such information is in the public domain through no fault of mine or except as may be required by law.

5.Protection of Confidential Information.  All documents, electronic storage devices and other tangible things embodying or containing the Company’s Confidential Information are the Company’s exclusive property.  I have access to them solely for performing the duties of my employment by the Company.  I will protect the confidentiality of their content and will return all of them and all copies, facsimiles and specimens of them and any other tangible forms of the Company’s Confidential Information in my possession, custody or control to the Company before leaving the employment of the Company.

6.Restrictions on Competition. I acknowledge that my employment by the Company affords me an opportunity to establish favorable relations with the Company’s customers and employees and may provide me with access to records, processes, methods, customer lists, price lists, bids, bidding procedures, sales techniques, customer files, billing files, vendor files, costing information and other Confidential Information.    I acknowledge that the

_______/s/ Edward J. Prajzner 4/16/2012_______ Initials & Date (Employee)

_______/s/ Amy Covely_4/17/2012______ Initials & Date (Company Representative)

Confidentiality Agreement – Revised 2/10/2012

Company has expended considerable amounts of time, money, and other assets in the development of its relationships with its customers and employees and its Confidential Information, all of which is essential to its business.  I therefore agree that while I remain in the employ of the Company and for a period of three (3) years after termination of such employment for any reason whatsoever, I will not, either directly or by assisting or encouraging others, and whether on my own behalf or on behalf of any other person or entity, other than the Company:

(a)

solicit business of a type competitive to that solicited or conducted by the Company from any person or entity who was, at the effective date of the termination of my employment with the Company, or within a three (3) year period prior to such termination, a customer of the Company, as disclosed by the Company’s accounts receivable ledger (a “Met-Pro Customer”), or solicit business of a type competitive to that solicited or conducted by the Company from any prospective customer of the Company with whom I had contact during my employment with the Company or regarding whom I learned Confidential Information while employed by the Company (a “Met-Pro Prospective Customer”);

(b)	transact or conduct any business of the type solicited or conducted by the Company with any Met-Pro Customer or Met-Pro Prospective Customer; and

(c) hire away or attempt to hire away, or induce, solicit or attempt to influence, any other employee of the Company who was employed by the Company on a part-time or full-time basis at the time of the termination of my employment with the Company, or two years prior thereto, to violate his or her contractual obligations to the Company or to leave the Company’s employ.

7.Injunctive Relief and Reasonable Restrictions.  It is expressly understood, acknowledged and agreed by me that: (a) the restrictions contained in this Agreement represent a reasonable and necessary protection of the legitimate interests of the Company, and that my failure to observe and comply with the covenants and agreements in this Agreement may cause irreparable harm to the Company; (b) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm to the Company; and (c) monetary damages will, in the event of such failure, be inadequate.  Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which the Company may have in the event of any breach of this Agreement, the Company shall be entitled, and is expressly and irrevocably authorized by me, to demand and obtain specific performance, including without limitation, temporary and permanent injunctive relief and all other appropriate equitable relief against me in order to enforce against

_______/s/ Edward J. Prajzner 4/16/2012_______ Initials & Date (Employee)

_______/s/ Amy Covely_4/17/2012______ Initials & Date (Company Representative)

Confidentiality Agreement – Revised 2/10/2012

me, or in order to prevent any breach or any threatened breach by me, of the covenants and agreements contained in this Agreement.

8.Reimbursement of Attorneys’ Fees and Costs.  I agree to reimburse and indemnify the Company for all expenses, including attorneys’ fees and costs, incurred by the Company if it is successful in enforcing any of its rights under this Agreement.

9.Prayer for Reformation.  In the event that any of the provisions of Paragraphs 4, 5, and 6 hereof should ever be adjudicated to exceed the time, geographic, scope of activity, or other limitations permitted by applicable law in any jurisdiction, then the Company and myself each knowingly and voluntarily request that any Court or factfinder before whom this Agreement is in controversy, reform the restrictions herein, if such reformation is necessary to make any of them enforceable, to the maximum time, geographic, scope of activity, or other limitations permitted by applicable law.

10.Tolling of Restrictive Covenants During Violation.  If I violate the restrictions contained in this Agreement, I agree that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation.  It is the intent of this paragraph that the running of the restrictive period of a restrictive covenant shall be tolled during any violation of such covenant so that the Company shall get the full and reasonable protection for which it contracted and so that I may not profit by my own breach.

11.Notification to Subsequent Employers.  Should my employment with the Company terminate for any reason whatsoever I agree for a period of three (3) years after my employment with the Company ends to notify any prospective employers of the existence and terms of this Agreement.

12.No Waiver.  The waiver by any party of any breach or default of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

13.Modifications.  This Agreement may not be changed orally, but only by an agreement in writing duly executed on behalf of the party against which or whom enforcement of any waiver, change, modification, consent or discharge is sought.

14.Severability.  If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction or other factfinder, such term or provisions shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.  Any such invalid or unenforceable provision shall be construed to be valid

_______/s/ Edward J. Prajzner 4/16/2012_______ Initials & Date (Employee)

_______/s/ Amy Covely_4/17/2012______ Initials & Date (Company Representative)

Confidentiality Agreement – Revised 2/10/2012

and enforceable to the extent compatible with and possible under applicable law, and the parties hereto consent that the scope of any such provision may be judicially modified accordingly in any proceeding brought to enforce any of the provisions hereof.

15.Succession and Assignment.  All of the terms of this Agreement shall be binding on and inure to the benefit of any successors, assigns or legal representatives of the Company.  This Agreement may be assigned by the Company without prior notice to me and without my consent.

16.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

17.Employment At Will Relationship.  Nothing in this Agreement shall be deemed to create a contract of employment for a specific term.  My employment relationship is at-will and may be terminated at any time, at will by either the Company or me.  No representation or statement by any Company employee or any document supersedes the foregoing or establishes an employment contract or any term thereof.

18.Headings.  The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not restrict or modify any of the terms or provisions hereof.

_______/s/ Edward J. Prajzner 4/16/2012_______ Initials & Date (Employee)

_______/s/ Amy Covely_4/17/2012______ Initials & Date (Company Representative)

Confidentiality Agreement – Revised 2/10/2012

19.Entire Understanding.  This Agreement constitutes the entire understanding of the parties with respect to its subject matter.

By the Employee:By the Company:

Dated: ______4/16/2012________________Dated: _____4/17/2012__________

Signed: ______/s/ Edward J. Prajzner___Signed: ____/s/ Amy Covely______